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                                                                    EXHIBIT 23.1

                      CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the inclusion in this registration statement on Form S-4 of our report dated February 13, 1998, on our audits of the consolidated financial statements of Harborside Healthcare Corporation and subsidiaries. We also consent to the references to our firm under the caption "Experts" and "Selected Consolidated Historical Financial and Operating Data."


                                                  /s/ PricewaterhouseCoopers LLP


Boston Massachusetts
October 27, 1998